Exhibit 10.7

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

Optionee:

Number of Shares of Common
Stock Subject to Option:

Option Price:

Date of Grant:

Exercise Rights Begin:

Dates	Number of Shares Exercisable

Extraordinary Exercise Rights:
Option Term Expires:

1. Option Grant. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is attached, hereby grants to the Optionee as of the Date of Grant an option (the “Stock Option”) to purchase from Tupperware a number of shares of the common stock of Tupperware, $0.01 par value (“Common Stock”), at the Option Price, all as specifically indicated above. The Stock Option is exercisable in accordance with the terms and conditions of this Agreement and the Plan. The Optionee shall execute and return this Agreement to Tupperware. If Tupperware determines that any agreement from the Optionee is appropriate in order to comply with any listing, registration or other legal requirement, the Optionee shall execute and deliver such agreement to Tupperware. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Optionee or his or her legal representative. If there is any conflict between the provisions of this Agreement and the Plan, the Plan shall control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Term and Exercise Period. The Stock Option becomes exercisable as set forth above. Any portion of the Stock Option which becomes exercisable continues to be exercisable, until exercised, during the Option Term, except as stated below. The Option Term means the period which begins on the date the Exercise Rights Begin and ends on the date the Option Term Expires, except as may otherwise be set forth in this Agreement.

3. Exercise Procedure. To exercise the Stock Option, the Optionee shall deliver a notice to Tupperware specifying the number of shares to be purchased, and include payment in full, or arrangements satisfactory to Tupperware for payment in full of the Option Price for such shares. Tupperware shall make available to the Optionee a form or electronic process that may be used for this purpose. The date of exercise shall be the date on which such notice and payment, or arrangements satisfactory to Tupperware for payment, are received by Tupperware.

4. Payment of the Option Price. As provided under Article 6, Section 6.4 of the Plan, payment of the Option Price for the number of shares to be purchased shall be made; (i) in cash (including a check, bank draft, money order or wire transfer); (ii) by delivery or certification to Tupperware of shares of Common Stock having a fair market value at least equal to the Option Price for such unrestricted Shares already owned by the Optionee of the same class as the Shares subject to the Stock Option (based on the Fair Market Value of the Shares on the date the Stock Option is exercised) and, unless such Shares were acquired in the open market, held for a period of not less than 6 months prior to the exercise of the Stock Option; or (iii) by any combination of cash and such shares of Common Stock.

5. Delivery of Certificate(s). Upon any exercise of the Stock Option, and subject to the payment of the Option Price under Section 4 of this Agreement and of all tax obligations under Section 6 of this Agreement, Tupperware shall deliver the shares purchased in book entry form. The shares shall be registered in the name of the Optionee, the Optionee’s transferee, or if the Optionee so requests, in writing at the time of exercise, jointly in the name of the Optionee and another person with rights of survivorship. If the Optionee dies, the shares shall be registered in the name of the person entitled to exercise the Stock Option in accordance with the Plan.

6. Tax Consequences. To the extent that the grant, exercise or other event of the Stock Option results in a tax obligation, the Optionee shall deliver to Tupperware the amount of money or shares as Tupperware may require to meet its withholding obligation under applicable tax laws or regulations. Similarly, the Optionee shall execute any forms or documents necessary for the Company to meet its financial or reporting requirements relating to the Grant. The Optionee may pay this amount by any of the forms permitted under Section 4 above. In lieu of a cash payment of such amount, Tupperware shall have the right to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld.

The Optionee shall review with the Optionee’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Optionee shall rely solely on such advisors and not on any statements or representations of Tupperware or any of its agents. The Optionee understands that the Optionee (and not Tupperware) shall be responsible for the Optionee’s own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreement.

7. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Optionee shall be delivered in writing either electronically or mailed to the Optionee’s address indicated below, unless the Optionee notifies Tupperware in writing of a change of address.

8. Assumption of Risk. It is expressly understood and agreed that the Optionee assumes all risks incident to any change hereafter in applicable laws or regulations, or incident to any change in the market value of the Common Stock after the exercise of this option in whole or in part.

9. Impact of Certain Events. Upon the Optionee’s death, Disability, retirement or termination, or upon a Change of Control, the Optionee shall have such modified rights of vesting and exercisability as set forth on Exhibit A attached hereto.

10. Data Transfer and Privacy. To administer this Plan, the Optionee must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. Tupperware may transfer the personal data to an outside vendor (such as a bank) for further processing. By signing below, the Optionee explicitly consents to this collection, transfer and processing, as necessary for operation of this Plan. During each of these steps, Tupperware treats personal data with care to ensure its privacy and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy.

11. Recovery of Award. In the event of any restatement of Tupperware’s financials statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of an Optionee, any previous delivery of common stock of Tupperware, or a grant of a Stock Option which was made to the Optionee, shall be subject to recovery and/or cancellation by Tupperware as the Compensation Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Optionee with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered and/or cancelled; (ii) to recover different amounts from different Optionees or different classes of Optionees on such basis as it deems appropriate; (iii) whether to seek repayment from a Optionee or to reduce an amount otherwise payable to a Optionee under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Optionee in connection with such an action; and (v) whether to cancel outstanding Stock Options in connection with such an action and the valuation thereof for such purpose.

12. Capitalized Terms. Unless otherwise defined in this Agreement, all capitalized terms used herein or in any exhibit hereto shall have such definitions as set forth in the Plan.

The parties confirm this Agreement effective as of the Date of Grant and have executed it on                     , 200  .

Tupperware Brands Corporation	Optionee (Please sign and date form. Type or print address.)

Thomas M. Roehlk	Signature
Executive Vice President,
Chief Legal Officer & Secretary	Street Address (Home)

City State Postal Code

Country

Exhibit A

Impact of Certain Events

Death

If the Optionee’s employment terminates by reason of death, the Stock Option shall become immediately and fully exercisable and may thereafter be exercised by the estate of the Optionee for a period of three years from the date of such death; provided, however, that if the Optionee is at least sixty years of age at the time of death and has fifteen years service with the Company, the Stock Option may thereafter be exercised by the estate of the Optionee for a period of six years from the date of such death. In no event, however, may the Stock Option be exercisable beyond the end of the Option Term. Notwithstanding any provision herein to the contrary, if the Optionee dies after termination of the Optionee’s employment, the Stock Option may thereafter be exercised, to the extent the Stock Option was exercisable as of the date of such death, for a period that expires on the earliest of (i) the first anniversary of the date of such death, (ii) the last date on which the Optionee would have been entitled to exercise the Stock Option had the Optionee not died or (iii) the end of the Option Term; provided, however, that if the Optionee had retired from the Company prior to the date of death, the estate of the Optionee shall continue to have the benefit of the vesting and exercisability benefits specified by the provisions governing retirement as set forth below.

Disability

If the Optionee’s employment terminates by reason of Disability, the Stock Option, if not fully vested and exercisable as of the date of such termination, shall continue to vest according to the Stock Option’s stated vesting schedule and may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of termination or thereafter becomes exercisable, or on such accelerated basis as the Committee may determine, for a period of three years from the date of such termination of employment or until the end of the Option Term, whichever period is the shorter; provided, however, that if the Optionee dies within such period, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the Option Term, whichever period is the shortest.

Retirement

If the Optionee’s employment terminates by reason of retirement, the following vesting and exercisability terms will apply. The Optionee shall be deemed to have terminated employment by reason of retirement if the Optionee has attained age and years of service requirements set forth below, has given due notice (as determined by the Committee), and has entered into an agreement, the form and content of which shall be specified by the Committee, not to compete with the Company and its Affiliates for a period of one year following such retirement. In no event, however, may the Stock Option be exercisable after the end of the Option Term.

Age at Retirement	Minimum Years of Service with Company	Years of Continued Vesting Following Retirement	Years of Continued Exercisability Following Retirement
55 or more	10	1	2
60 or more	15	6	6

Notwithstanding the foregoing, if the Optionee dies within such period of continued exercisability, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the end of the Option Term, whichever period is the shortest.

Termination for Cause

Unless otherwise determined by the Committee, if the Optionee incurs a termination of employment for Cause, the Stock Option shall thereupon terminate.

Other Termination

If the Optionee incurs a voluntary termination of employment, the Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of thirty days from the date of such termination of employment or until the end of the Option Term. If the Optionee incurs a termination of employment by the Company, other than by reason of retirement, Disability or Cause, the Stock Option, to the extent it is then exercisable, or becomes exercisable during the one-year period following termination of employment by the Company, or on such accelerated basis as the Committee may determine, may be exercised at any time from the date of vesting until the first anniversary of the date of such termination of employment or, if sooner, the end of the Option Term; provided, however, that if the Optionee dies within such period of post-termination exercisability, the Stock Option shall continue to be exercisable to the extent to which it was exercisable at the time of death for the remainder of such period, or for a period of 12 months from the date of such death, or until the expiration of the Option Term, whichever period is the shortest. Notwithstanding the foregoing, if an Optionee incurs a termination of employment after a Change of Control, the Stock Option shall remain exercisable, to the extent it was exercisable immediately before such termination, through the end of the Option Term.

TUPPERWARE BRANDS CORPORATION

2006 INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Recipient:

Number of Shares:

Date of Award:

Restricted Period Ends:

1. Restricted Stock Award. Tupperware Brands Corporation, a Delaware corporation (“Tupperware”), pursuant to the Tupperware Brands Corporation 2006 Incentive Plan (the “Plan”), a copy of which is attached, hereby awards to the Recipient as of the Date of Award an award of a number of shares of common stock of Tupperware, $0.01 par value (“Shares”), all as specifically indicated above. The award is subject to the terms, conditions and restrictions of this Agreement and the Plan. The Recipient shall execute and return to Tupperware this Agreement and the stock power described in Paragraph 4 of this Agreement. All determinations and interpretations made by Tupperware in connection with any question arising under this Agreement or the Plan are binding and conclusive upon the Recipient or his or her legal representative.

2. Restrictions on Shares and Impact of Termination. The Restricted Period (as defined in Article 8 of the Plan) applicable to any Shares begins on the Date of Award and ends on the date the Restricted Period Ends, as set forth above, except as otherwise provided in Article 8 of the Plan. In the event of a Change of Control (as defined in Article 2 of the Plan), all restrictions shall lapse immediately in accordance with Article 15 of the Plan, as may be amended from time to time by the Board of Directors of Tupperware. If the Recipient dies while employed by Tupperware or a Subsidiary (as defined in Article 2 of the Plan), the restrictions shall lapse on the date of death. If the Recipient incurs a termination of employment for Cause, the Restricted Stock Award shall thereupon terminate. Except to the extent otherwise provided in Article 15.1(b) of the Plan, in the event that the Recipient is involuntarily terminated (other than for Cause), the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions with respect to any or all such Recipient’s shares of Restricted Stock. Upon a Recipient’s termination of employment for any reason during the Restricted Period, except to the extent otherwise provided by the Committee, in this Agreement and in Article 15.1(b) of the Plan, all Shares still subject to restriction shall be forfeited by the Recipient, including in the event of retirement prior to the end of the Restricted Period.

3. Stockholder Rights. During the Restricted Period, the Recipient shall have all of the rights of a stockholder of Tupperware, including the right to receive dividends and the right to vote, except as otherwise set forth in this Agreement or in Article 8 of the Plan.

4. Issuance and Possession of Stock Certificates During Restricted Period. Shares will be issued and registered in certificate form or, if Tupperware so permits, book entry form, in the name of the Recipient in the stockholder records of Tupperware. The Recipient shall deliver to Tupperware the Recipient’s blank endorsement of a stock power. Such certificates will be held by Tupperware or its agent until the restrictions lapse or such Shares are forfeited in accordance with the Plan.

5. Adjustments to Shares. Recipient agrees to deliver to Tupperware any new or additional shares (or certificates representing stock or other securities), which he or she may receive during the Restricted Period with respect to the Shares (“Other Certificates”), together with a blank endorsement of a stock power. All such Shares or other securities will be subject to the same restrictions during the Restricted Period as the Shares. Other Certificates will be held by Tupperware or its agent.

6. Delivery of Shares. Subject to the payment of tax obligations under Section 7 of this Agreement, Tupperware will deliver or cause to be delivered Shares evidenced by a direct registration account statement of the shares in book entry form, and any Other Certificates at the end of the Restricted Period, and will deliver them to the Recipient or Recipient’s transferee free of the restrictions imposed by the Plan or this Agreement.

7. Tax Consequences. To the extent that the receipt of the Restricted Shares or the termination of the Restricted Period with respect to any Shares results in a tax obligation, the Recipient shall deliver to the Company at the time of such receipt or lapse on the restrictions, as the case may be, such amount of money or shares of unrestricted stock as the Company may require to meet its withholding obligation under applicable tax laws or regulations. Similarly, the Recipient shall execute any forms or documents necessary for the Company to meet its financial or reporting requirements relating to this Award. In lieu of a cash payment of such amount, the Company shall have the right to retain, or sell without notice, a sufficient number of the Shares or such other Shares or securities represented by Other Certificates to cover the amount required to be withheld.

The Recipient acknowledges by his or her signature below that he or she should review with the Recipient’s own tax advisors the federal, state, local and/or foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Recipient shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

8. Notices. All notices hereunder to Tupperware shall be delivered or mailed to the Corporate Secretary of Tupperware at its headquarters office. All notices hereunder to the Recipient shall be delivered in writing, either electronically or mailed to the Recipient’s address indicated below, unless the Recipient notifies Tupperware in writing of a change of address.

9. Data Transfer and Privacy. To administer this Plan, the Recipient must provide Tupperware with personal data to identify him or her, including name and address. The personal data will be transferred to Tupperware’s U.S. headquarters in Orlando, Florida, and processed there. Tupperware may transfer the personal data to an outside vendor (such as a bank) for further processing. By signing below, the Recipient explicitly consents to this collection, transfer and processing, as necessary for operation of this Plan. During each of these steps, Tupperware treats personal data with care to ensure its privacy, and ensure that any outside vendors do the same. For European Union residents, the data is treated in accordance with Tupperware’s European Union Data Transfer Policy.

10. Recovery of Award. In the event of any restatement of Tupperware’s financial statements (“Restatement”) resulting from the error, omission, fraud or other misconduct of the Recipient, any previous delivery of common stock of Tupperware, including dividends declared thereon and paid, or a grant of an award which was made to the Recipient, shall be subject to recovery and/or cancellation by Tupperware as the Compensation Committee (the “Committee”) of the Board of Directors, in its sole discretion, shall in good faith determine. Tupperware may recover all or a portion of any award made to the Recipient with respect to a fiscal year of Tupperware when the financial results of a Restatement negatively affect the financial statements of Tupperware. The Committee may determine: (i) the amount to be recovered and/or cancelled; (ii) to recover different amounts from different Recipients or different classes of Recipients on such basis as it deems appropriate; (iii) whether to seek repayment from a Recipient or to reduce an amount otherwise payable to a Recipient under any compensation, plan, program or arrangement maintained by Tupperware, including the use of set off, subject to applicable law; (iv) the valuation of any shares of common stock determined to be withheld from a Recipient in connection with such an action; and (v) whether to cancel outstanding awards in connection with such an action and the valuation thereof for such purpose.

The parties confirm this Agreement effective as of the Date of Award and have executed it on                     , 20    .

Tupperware Brands Corporation	Recipient (Please sign and date form. Type or print address.)

Thomas M. Roehlk	Signature
Executive Vice President,
Chief Legal Officer & Secretary	Street Address (Home)

City State/Province Postal Code

Country